UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

VAXGEN, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-26483 (Commission File Number)	94-3236309 (I.R.S. Employer Identification Number)

1000 MARINA BLVD., SUITE 200, BRISBANE, CALIFORNIA 94005

(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:              (650) 624-1000

————————————————————————————————————
(Former name or former address, if changed since last report.)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2004 VaxGen, Inc. (the “Company”) entered into an agreement with Celltrion, Inc. (“Celltrion”) pursuant to which the Company has acquired all of Celltrion’s interest in VaxGen-Celltrion, Inc. (“VCI”) for approximately $7.7 million. The acquisition of Celltrion’s interest in VCI by the Company, as previously contemplated by section 7.2 of the Joint Venture Agreement, dated June 7, 2002, by and between the Company and Nexol Biotech Co., Ltd. (“Nexol”), Nexol Co., Ltd. (“Nexol Co”), KT&G Corporation (“KT&G”), and J. Stephen & Company Ventures Ltd. (“JS”, and together with Nexol, Nexol Co, KT&G, the “Celltrion Investors”), makes the Company VCI’s sole shareholder.

Also on December 30, 2004, the Company entered into agreements, which are described below, pertaining to its ownership in Celltrion and its contractual obligations to Celltrion. In connection with these agreements, the Company has reduced its ownership in Celltrion from 48% to 36%. The Company is still the single largest shareholder in Celltrion. In exchange for reducing its ownership in Celltrion, the Company has no future obligation to transfer its technology to Celltrion or to provide additional technical support to Celltrion. Celltrion has the right to continue to use certain technology previously transferred to it by the Company and may obtain future technical support and certain services from the Company.

The Company entered into a Termination Agreement, dated December 30, 2004, by and between the Company and Celltrion, a Revised Joint Venture Agreement, dated December 30, 2004, by and between the Company and the Celltrion Investors, an Agreement, dated December 30, 2004, by and between the Company and the Celltrion Investors (the “Surrender Agreement”), and a Technical Support and Services Agreement, dated December 30, 2004, by and between the Company and Celltrion.

The Termination Agreement provides for the termination of the Supply Agreement, dated March 25, 2002, by and between the Company and Celltrion, the License Agreement, dated March 25, 2002, by and between the Company and Celltrion, and the Sub-License Agreement, dated March 25, 2002 by and between the Company and Celltrion. The License Agreement and Sub-License Agreement provided the terms whereby the Company had previously licensed certain technology to Celltrion. The Supply Agreement provided that the Company would purchase the AIDSVAX vaccine from Celltrion, if the vaccine had been approved for licensure.

The Revised Joint Venture Agreement provides for future capitalization of Celltrion, including the possible sale of additional stock to new investors, and provides for the management of Celltrion by increasing the number of directors of Celltrion from five to six. Furthermore, the Revised Joint Venture Agreement provides that VaxGen and Nexol together will appoint the Representative Director of Celltrion.

The Surrender Agreement provides for the return by the Company of 2,000,000 shares of common stock of Celltrion, out of the 7,800,000 shares originally granted VaxGen, in exchange for the termination of certain obligations of the Company to continue to transfer technical know-how to Celltrion. The Surrender Agreement also provides for the surrender of shares of Preferred Stock in Celltrion held by JS, in exchange for the termination of the obligation of JS to further invest in Celltrion.

The Technical Support and Services Agreement provides for the license to Celltrion of technology owned or licensed by the Company. The Technical Support and Services Agreement also provides the terms by which Celltrion may obtain technical assistance from the Company in the future.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is hereby incorporated into Item 1.02 by reference.

SECTION 2—FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated into Item 2.01 by reference.

SECTION 8—OTHER EVENTS

Item 8.01. Other Events.

On January 4, 2005, VaxGen, Inc. issued a press release entitled, “VaxGen Acquires Celltrion’s Interest in California Manufacturing Facility; Celltrion Agreements Revised”.

This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 4, 2005, entitled, “VaxGen Acquires Celltrion’s Interest in California Manufacturing Facility; Celltrion Agreements Revised”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2005	VaxGen, Inc. (Registrant) By: /s/ James M. Cunha —————————————— James M. Cunha Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 4, 2005, entitled, “VaxGen Acquires Celltrion’s Interest in California Manufacturing Facility; Celltrion Agreements Revised”.